EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

inTEST REPORTS 2019 SECOND QUARTER FINANCIAL RESULTS

Total Bookings Increased 34 Percent Sequentially

MANSFIELD, Mass., Aug. 01, 2019 (GLOBE NEWSWIRE) -- In a release issued under the same headline earlier today by inTEST Corporation (NYSE American: INTT), please note that there were some incorrect numbers in the final two financial tables. The complete, corrected release follows.

inTEST Corporation (NYSE American: INTT), a global supplier of precision-engineered solutions for use in manufacturing and testing across a wide range of markets including automotive, defense/aerospace, energy, industrial, semiconductor and telecommunications, today announced financial results for the quarter ended June 30, 2019.

2019 Second Quarter Financial Summary

($ in Millions, Except Per Share Data)	Three Months Ended
	6/30/2019	3/31/2019	6/30/2018
Semi Market Bookings (1)	$8.6	$5.6	$12.0
Multi Markets Bookings (2)	7.3	6.3	7.3
Total Bookings	$15.9	$11.9	$19.3

Semi Market Bookings (1) - % of Total Bookings	54%	47%	62%
Multi Markets Bookings (2) - % of Total Bookings	46%	53%	38%

Semi Market Net Revenues (1)	$7.7	$10.1	$13.0
Multi Markets Net Revenues (2)	6.7	8.0	8.1
Total Net Revenues	$14.4	$18.1	$21.1

Semi Market Net Revenues (1) - % of Total Net Revenues	53%	56%	62%
Multi Markets Net Revenues (2) - % of Total Net Revenues	47%	44%	38%

Gross Margin	$6.7	$8.8	$10.9
Gross Margin	47%	49%	52%

Net Earnings (Loss) (GAAP) (3)	$(0.2)	$1.1	$4.0
Net Earnings (Loss) per diluted share (GAAP) (3)	$(0.02)	$0.11	$0.39

Adjusted Net Earnings (Non-GAAP) (4)	$0.1	$1.5	$3.5
Adjusted Net Earnings per diluted share (Non-GAAP) (4)	$0.01	$0.14	$0.34

Adjusted EBITDA (Non-GAAP) (4)	$0.2	$2.0	$4.1

	As of
	6/30/2019	3/31/2019	12/31/2018
Cash and cash equivalents	$7.6	$8.2	$17.9

(1)	Semi Market: These amounts include all bookings and net revenues from the semiconductor market.

(2)	Multi Markets: Formerly referred to as “Non Semi Bookings” and “Non Semi Net Revenues.” These amounts include all bookings and net revenues from markets other than the semiconductor market.

(3)

For the second quarter of 2018, Net Earnings (Loss) (GAAP) and Net Earnings (Loss) per diluted share (GAAP) include the impact of a decrease in the liability for contingent consideration of $710,000 and the reversal of the $476,000 Federal transition tax payable that was estimated during the quarter ended December 31, 2017 under new tax legislation. During the second quarter of 2018, we determined that this tax was not due.

(4)	Further information can be found under “Non-GAAP Results.” See also the reconciliation of GAAP financial measures to non-GAAP financial measures that accompanies this earnings release.

2019 Six Month Year-to-Date Financial Summary

($ in Millions, Except Per Share Data)	Six Months Ended
	6/30/2019	6/30/2018
Semi Market Bookings (5)	$14.2	$24.6
Multi Markets Bookings (6)	13.6	15.3
Total Bookings	$27.8	$39.9

Semi Market Bookings (5) - % of Total Bookings	51%	62%
Multi Markets Bookings (6) - % of Total Bookings	49%	38%

Semi Market Net Revenues (5)	$17.7	$23.6
Multi Markets Net Revenues (6)	14.7	16.4
Total Net Revenues	$32.4	$40.0

Semi Market Net Revenues (5) - % of Total Net Revenues	55%	59%
Multi Markets Net Revenues (6) - % of Total Net Revenues	45%	41%

Gross Margin	$15.6	$20.3
Gross Margin	48%	51%

Net Earnings (GAAP) (7)	$1.0	$4.4
Net Earnings per diluted share (GAAP) (7)	$0.09	$0.42

Adjusted Net Earnings (Non-GAAP) (8)	$1.6	$5.9
Adjusted Net Earnings per diluted share (Non-GAAP) (8)	$0.15	$0.57

Adjusted EBITDA (Non-GAAP) (8)	$2.2	$7.2

(5)	Semi Market: These amounts include all bookings and net revenues from the semiconductor market.

(6)	Multi Markets: Formerly referred to as “Non Semi Bookings” and “Non Semi Net Revenues.” These amounts include all bookings and net revenues from markets other than the semiconductor market.

(7)

For the six months ended June 30, 2018, Net Earnings (GAAP) and Net Earnings per diluted share (GAAP) include the impact of an increase in the liability for contingent consideration of $1.0 million and the reversal of the $476,000 Federal transition tax payable that was estimated during the quarter ended December 31, 2017 under new tax legislation. During the six months ended June 30, 2018, we determined that this tax was not due.

(8)	Further information can be found under “Non-GAAP Results.” See also the reconciliation of GAAP financial measures to non-GAAP financial measures that accompanies this earnings release.

2019 Second Quarter Highlights

●	Second quarter thermal segment bookings increased 37% sequentially.
o

Defense/aerospace bookings were received for a variety of products intended for satellite, tactical, and secure communications applications. Also included was a new aerospace customer for ThermoStream® brand products for long wave infrared cameras.

o	Thermonics® process chillers achieved record bookings levels, driven by semiconductor and defense customers. Several of the chiller orders were for the chemical extraction market.
o

We received significant orders for Ambrell EKOHEAT® induction heating equipment from an Original Equipment Manufacturer (OEM) for use in Chemical Vapor Deposition equipment and from a customer in the medical sector.

o	A new customer for critical processing of silicon carbide semiconductor materials placed an order for several Ambrell EKOHEAT® systems.
●	Second quarter semiconductor test related bookings increased 24% sequentially.
o	inTEST EMS secured an order for a new jointly developed interface product with a prominent integrated aerospace test and measurement manufacturer supporting 5G device test.
o	A major US-based fabless semiconductor manufacturer placed significant probe docking system orders.
o	Top tier Integrated Device Manufacturers continued to purchase EMS products for immediate increased test capacity and the next product ramp cycle.

inTEST President & CEO James Pelrin commented, “I am very pleased with the manner in which the entire inTEST team performed in a challenging environment. Despite incurring a slight operating loss, we reported a solid gross margin and our balance sheet continues to be healthy. Second quarter total bookings increased 34% sequentially, paving the way for our expectations of increasing revenues in the second half of 2019.”

Mr. Pelrin added, “Beginning this quarter, we are referring to our business somewhat differently in order to more crisply define our historical roots in serving the inherently cyclical semiconductor market and the many other large, more diversified and growing markets for our precision equipment. As the cornerstone of inTEST, the semiconductor market (Semi Market) is an important component of our business. Complementing this market is our ‘Non-Semi’ market, which will now be known as our ‘Multi Markets.’ ‘Multi Markets’ represents our diversification and refers to any markets other than the semiconductor market. This stems from our strategic objective of growing our business in non-semiconductor markets both organically as well as through acquisition. It is important to note that business within our Thermal segment can fall into either ‘Semi’ or ‘Multi,’ depending upon how our customers utilize our products or upon their respective applications.”

Mr. Pelrin concluded, “We are continuing to expand the company from our foundation in semiconductors to be a broad-based supplier to multiple strategic markets, and our product set and our technologies continue to be in demand. We continue to strive to excel with our capabilities to deliver precision-engineered thermal, mechanical and electronic solutions, and believe we are also well positioned to participate as the semiconductor industry rebounds.”

2019 Third Quarter Financial Outlook

inTEST’s guidance for the 2019 third quarter includes both GAAP and non-GAAP estimates. A reconciliation between these GAAP and non-GAAP financial measures is included below.

Actual results may differ materially as a result of, among other things, the factors described under “Forward-Looking Statements” below.

inTEST expects that net revenues for the third quarter of 2019 will be in the range of $14.5 million to $15.5 million and that on a GAAP basis, net earnings per diluted share will range from $0.02 to $0.06. This outlook is based on the Company’s current views with respect to operating and market conditions and customers’ forecasts, which are subject to change.

2019 Second Quarter Supplemental Information and Conference Call Details

inTEST is providing Supplemental Information (“Information”) in combination with its press release. This Information is offered to provide shareholders and analysts with additional time and detail for analyzing the Company’s financial results in advance of the Company’s quarterly conference call. The Information will be available in conjunction with the press release at inTEST’s website www.intest.com, under the “Investors” section.

inTEST management will host a conference call on Thursday, August 1, 2019 at 5:00 pm Eastern Daylight Time. The conference call will address the Company’s 2019 second quarter financial results and management’s current expectations and views of the industry. The call may also include discussion of strategic, operating, product initiatives or developments, or other matters relating to the Company’s current or future performance. To access the live conference call, please dial (323) 794-2597 or (800) 458-4121. The Passcode for the conference call is 6116328. Please reference the inTEST 2019 Q2 Financial Results Conference Call.

2019 Second Quarter Live Webcast Details

inTEST Corporation will provide a webcast in conjunction with the conference call. To access the live webcast, please visit inTEST’s website www.intest.com under the “Investors” section.

2019 Second Quarter Replay Details (Webcast)

A replay of the webcast will be available on inTEST’s website for one year following the live broadcast. To access the webcast replay, please visit inTEST’s website www.intest.com under the “Investors” section.

Submit Questions

In advance of the conference call, and for those investors accessing the webcast, inTEST Corporation welcomes individual investors to submit their questions via email to lguerrant@guerrantir.com.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, we also disclose non-GAAP financial measures. These non-GAAP financial measures include adjusted net earnings (loss), adjusted net earnings (loss) per diluted share, EBITDA and adjusted EBITDA. Adjusted net earnings (loss) is derived by adding acquired intangible amortization, adjusted for the related income tax expense (benefit), to net earnings (loss) and removing any change in the fair value of our contingent consideration liability from net earnings (loss). Adjusted net earnings (loss) per diluted share is derived by dividing adjusted net earnings (loss) by diluted weighted average shares outstanding. EBITDA is derived by adding acquired intangible amortization, interest expense, income tax expense, and depreciation to net earnings (loss). Adjusted EBITDA is derived by removing any change in the fair value of our contingent consideration liability from EBITDA. These results are provided as a complement to the results provided in accordance with GAAP. Adjusted net earnings (loss), adjusted net earnings (loss) per diluted share, EBITDA and adjusted EBITDA are non-GAAP financial measures presented to provide investors with meaningful, supplemental information regarding our baseline performance before acquired intangible amortization charges and changes in the estimate of future consideration that may be paid out related to prior acquisitions as these expenses or income items may not be indicative of our current core business or future outlook. These non-GAAP financial measures are used by management to make operational decisions, to forecast future operational results, and for comparison with our business plan, historical operating results and the operating results of our peers. A reconciliation from net earnings (loss) and net earnings (loss) per diluted share to adjusted net earnings (loss) and adjusted net earnings (loss) per diluted share and from net earnings (loss) to EBITDA and adjusted EBITDA, which are discussed in this earnings release, is contained in the tables below. The non-GAAP financial measures discussed in this earnings release may not be comparable to similarly titled measures used by other companies. The presentation of non-GAAP financial measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

About inTEST Corporation

inTEST Corporation is a global supplier of precision-engineered solutions for use in manufacturing and testing across a wide range of markets including automotive, defense/aerospace, energy, industrial, semiconductor and telecommunications. Backed by decades of engineering expertise and a culture of operational excellence, we solve difficult thermal, mechanical and electronic challenges for customers worldwide while generating strong cash flow and profits. Our strategy uses these strengths to grow and increase shareholder value by maximizing our businesses and by identifying, acquiring and optimizing complementary businesses.

For more information visit www.intest.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements do not convey historical information, but relate to predicted or potential future events and financial results, such as statements of our plans, strategies and intentions, or our future performance or goals, that are based upon management's current expectations. Our forward-looking statements can often be identified by the use of forward-looking terminology such as “believes,” “expects,” “intends,” “may,” “will,” “should,” “plans,” “projects,” “forecasts,” “outlook,” or “anticipates” or similar terminology. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. In addition to the factors mentioned in this press release, such risks and uncertainties include, but are not limited to, indications of a change in the market cycles in the semiconductor and ATE markets or other markets we serve; changes in business conditions and general economic conditions both domestically and globally; changes in the demand for semiconductors, generally; the success of our strategy to diversify our business by entering markets outside the semiconductor or ATE markets; the possibility of future acquisitions or dispositions and the successful integration of any acquired operations; the ability to borrow funds or raise capital to finance major potential acquisitions; changes in the rates of, and timing of, capital expenditures by our customers; progress of product development programs; increases in raw material and fabrication costs associated with our products; and other risk factors set forth from time to time in our Securities and Exchange Commission filings, including, but not limited to, our periodic reports on Form 10-K and Form 10-Q. Any forward-looking statement made by inTEST in this press release is based only on information currently available to inTEST and speaks to circumstances only as of the date on which it is made. inTEST undertakes no obligation to update the information in this press release to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events.

Contacts

inTEST Corporation	Investors:
Hugh T. Regan, Jr.	Laura Guerrant-Oiye, Principal
Treasurer and Chief Financial Officer	Guerrant Associates
Tel: 856-505-8999	guerrant@guerrantir.com
Tel: (808) 960-2642

– tables follow –

SELECTED FINANCIAL DATA

(Unaudited)

(In thousands, except per share data)

Condensed Consolidated Statements of Operations Data:

	Three Months Ended			Six Months Ended
	6/30/2019	6/30/2018	3/31/2019	6/30/2019	6/30/2018

Net revenues	$14,352	$21,097	$18,062	$32,414	$39,968
Gross margin	6,719	10,910	8,836	15,555	20,305
Operating expenses:
Selling expense	2,087	2,538	2,374	4,461	5,014
Engineering and product development expense	1,208	1,230	1,284	2,492	2,526
General and administrative expense	3,718	3,335	3,737	7,455	6,325
Adjustment to contingent consideration liability	-	(710)	-	-	1,016
Operating income (loss)	(294)	4,517	1,441	1,147	5,424
Other income (loss)	(6)	(121)	21	15	(46)
Earnings (loss) before income tax expense	(300)	4,396	1,462	1,162	5,378
Income tax expense (benefit)	(113)	382	324	211	983
Net earnings (loss)	(187)	4,014	1,138	951	4,395

Net earnings (loss) per share – basic	$(0.02)	$0.39	$0.11	$0.09	$0.43
Weighted average shares outstanding – basic	10,411	10,343	10,385	10,398	10,334

Net earnings (loss) per share – diluted	$(0.02)	$0.39	$0.11	$0.09	$0.42
Weighted average shares outstanding – diluted	10,411	10,370	10,414	10,420	10,368

Condensed Consolidated Balance Sheets Data:

	As of:
	6/30/2019	3/31/2019	12/31/2018

Cash and cash equivalents	$7,594	$8,191	$17,861
Trade accounts receivable, net	9,172	10,161	10,563
Inventories	7,183	7,146	6,520
Total current assets	24,493	26,261	35,621
Net property and equipment	2,572	2,620	2,717
Total assets	60,796	61,442	67,187
Accounts payable	2,412	2,508	1,787
Accrued expenses	4,653	4,575	6,764
Total current liabilities	9,116	11,546	21,418
Noncurrent liabilities	7,477	5,778	2,889
Total stockholders' equity	44,203	44,118	42,880

Reconciliation of Net Earnings (Loss) (GAAP) to Adjusted Net Earnings (Non-GAAP) and Net Earnings (Loss) Per Share – Diluted (GAAP) to Adjusted Net Earnings Per Share – Diluted (Non-GAAP):

	Three Months Ended			Six Months Ended
	6/30/2019	6/30/2018	3/31/2019	6/30/2019	6/30/2018

Net earnings (loss) (GAAP)	$(187)	$4,014	$1,138	$951	$4,395
Acquired intangible amortization	315	247	317	632	463
Contingent consideration liability adjustment	-	(710)	-	-	1,016
Tax adjustments	(3)	(2)	(5)	(8)	(13)
Adjusted net earnings (Non-GAAP)	$125	$3,549	$1,450	$1,575	$5,861

Diluted weighted average shares outstanding	10,425	10,370	10,414	10,420	10,368

Net earnings per share – diluted:
Net earnings (loss) (GAAP)	$(0.02)	$0.39	$0.11	$0.09	$0.42
Acquired intangible amortization	0.03	0.02	0.03	0.06	0.05
Contingent consideration liability adjustment	-	(0.07)	-	-	0.10
Tax adjustments	-	-	-	-	-
Adjusted net earnings per share – diluted (Non-GAAP)	$0.01	$0.34	$0.14	$0.15	$0.57

Reconciliation of Net Earnings (Loss) (GAAP) to EBITDA (Non-GAAP) and Adjusted EBITDA (Non-GAAP):

	Three Months Ended			Six Months Ended
	6/30/2019	6/30/2018	3/31/2019	6/30/2019	6/30/2018

Net earnings (loss) (GAAP)	$(187)	$4,014	$1,138	$951	$4,395
Acquired intangible amortization	315	247	317	632	463
Interest expense	-	-	-	-	-
Income tax expense (benefit)	(113)	382	324	211	983
Depreciation	184	188	181	365	377
EBITDA (Non-GAAP)	199	4,831	1,960	2,159	6,218
Contingent consideration liability adjustment	-	(710)	-	-	1,016
Adjusted EBITDA (Non-GAAP)	$199	$4,121	$1,960	$2,159	$7,234

Supplemental Information – Reconciliation of Third Quarter 2019 Estimated Net Earnings Per Share – Diluted (GAAP) to Estimated Adjusted Net Earnings Per Share – Diluted (Non-GAAP):

	Low	High

Estimated net earnings per share – diluted (GAAP)	$0.02	$0.06
Estimated acquired intangible amortization	0.03	0.03
Estimated tax adjustments	-	-
Estimated adjusted net earnings per share – diluted (Non-GAAP)	$0.05	$0.09

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